Exhibit 99.1

Vistra Reports Second Quarter 2020 Results Above Expectations; 2020 Tracking Above Midpoint of Guidance

IRVING, Texas — Aug. 5, 2020 — Vistra (NYSE: VST)

Financial Highlights

•

Delivered second quarter 2020 Net Income of $164 million and Net Income from Ongoing Operations[1] of $178 million. Second quarter 2020 Ongoing Operations Adjusted EBITDA[1] was $929 million—results above expectations for the quarter.

•

Reaffirmed 2020 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted Free Cash Flow before Growth[1,2] (FCFbG) guidance ranges of $3,285 to $3,585 million and $2,160 to $2,460 million, respectively, an expected EBITDA to free cash flow conversion of approximately 67%. Full-year 2020 Ongoing Operations Adjusted EBITDA and Ongoing Operations FCFbG currently tracking above the midpoint of the guidance range.

•	Paid a quarterly dividend of $0.135 per share on June 30, 2020, to shareholders of record as of June 16, 2020, or $0.54 per share on an annualized basis.

•

Projected to achieve nearly $700 million of the ~$760 million of identified Dynegy, Crius Energy (Crius), and Ambit Energy (Ambit) transaction synergies and Operations Performance Initiative (OPI) EBITDA value lever targets by year-end 2020. Vistra expects to realize and achieve the EBITDA value lever targets as follows:

	Realized in Year	Achieved by YE
2020	$622	$697
2021	$726	$756

•

Projected to achieve after-tax annual free cash flow savings from the Dynegy merger of $300 million and $320 million by year-end 2020 and 2021, respectively, predominantly from interest expense savings, in addition to the net present value of tax benefits from the merger of approximately $900 million.

ESG Highlights

•

Continued investment in new carbon-free technologies with the announcement of the expansion of both of the company’s battery energy storage projects in California. Phase II of the current battery energy storage project at the Moss Landing Power Plant will add an additional 100 MW/400 MWh, with Phase II commercial operations expected to begin prior to August 2021. Additionally, the capacity of the company’s

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planned Oakland energy storage project has been increased by more than 80%. These expansions bring Vistra’s total battery energy storage under contract in California to 436.25 MW/1,745 MWh. Vistra’s Moss Landing project will be the largest of its kind in the world when it comes online.

•

Published its Annual Sustainability Report, highlighting Vistra’s environmental, social, and governance (ESG) initiatives and accomplishments and adopting the Sustainable Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) disclosure frameworks.

•

Prioritized the health and safety of its employees and contractors by continuing temperature testing and entry questionnaires at Vistra’s corporate offices and plant sites, instituting a work-from-home policy for all employees with remote-work capabilities, providing proper personal protective equipment and requiring face coverings and social distancing at work locations, thoroughly cleaning facilities between shifts, and shipping more than 5,000 masks to Vistra employees and their families.

•	Encouraged limiting the spread of COVID-19 by incentivizing employees to stay home if feeling ill while quarantining with full pay and assisting employees obtain antibody and virus testing.

•

Supported customers and communities during the pandemic by providing safe and reliable power, maintaining customer service levels at all-time highs, donating $2 million to non-profits and social service agencies, donating nearly 30,000 masks to local organizations, waiving late fees, extending payment dates, arranging payment plans, and offering bill payment assistance through TXU Energy AidSM.

•

Released a statement on racial injustice, engaged employees to discuss race in the workplace to further the company’s diversity and inclusion policies and programs, developed actions to institute in response to the employee listening sessions, and committed $10 million over the next five years to support organizations working for social justice and equity.

(1)

Excludes the Asset Closure segment. Net Income from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

(2)

Vistra has not updated its 2020 Ongoing Operations Adjusted FCFbG guidance to reflect the early receipt of $93 million of alternative minimum tax (AMT) refunds in 2019 that were forecast to be received in 2020. In accordance with the recently passed Coronavirus Aid, Relief, and Economic Security Act (CARES Act), Vistra will accelerate its claim of approximately $64 million of AMT refunds on its 2020 tax return. We expect we will receive the $64 million refund in the second half of 2020.

Summary of Financial Results for Second Quarter Ended June 30, 2020

	Three Months Ended		Six Months Ended
($ in millions)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net Income	$164	$354	$209	$578
Ongoing Operations Net Income[1]	$178	$380	$240	$628
Ongoing Operations Adjusted EBITDA[1]	$929	$717	$1,779	$1,541

Adjusted EBITDA by Segment
Retail	$401	$293	$712	$550
ERCOT	$260	$156	$477	$360
PJM	$183	$167	$401	$368
NY/NE	$72	$91	$132	$177
MISO[2]	$3	$11	$31	$67
CAISO/Corp.	$10	$(1)	$26	$19
Asset Closure	$(13)	$(25)	$(30)	$(47)

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For the three months ended June 30, 2020, Vistra reported Net Income of $164 million, Net Income from Ongoing Operations1 of $178 million, and Ongoing Operations Adjusted EBITDA1 of $929 million. Vistra’s second quarter 2020 Net Income was $190 million lower than second quarter 2019 Net Income, driven by a decrease in unrealized gains on hedging transactions. Vistra’s second quarter Adjusted EBITDA from Ongoing Operations2 was $212 million higher than second quarter 2019 results, driven by the acquisitions of Ambit and Crius in the second half of 2019, results of Vistra’s OPI program, and higher generation margins in ERCOT and PJM.

Vistra reported second quarter Adjusted EBITDA from the Retail segment of $401 million, $108 million higher than second quarter 2019 results, driven by the acquisitions of Crius and Ambit. Second quarter Adjusted EBITDA from the generation3 segments, on an aggregate basis, totaled $528 million, $104 million higher than second quarter 2019 results driven by Vistra’s OPI program and higher margins in the ERCOT and PJM segments.

For the first half of 2020, Vistra reported Net Income of $209 million, Net Income from Ongoing Operations1 of $240 million and Ongoing Operations Adjusted EBITDA1 of $1,779 million. Vistra’s Net Income for the first half of 2020 was $369 million lower than first half of 2019 Net Income, driven primarily by a decrease in unrealized gains on hedging transactions. Ongoing Operations Adjusted EBITDA2 for the first half of 2020 was $238 million higher than the first half of 2019, driven by higher generation margins and the acquisitions of Crius and Ambit.

“We continue to operate during an unprecedented tail event, proving the resilience of Vistra’s business model – one that prioritizes a strong balance sheet and low-cost, integrated operations. Our second quarter performance is further evidence that this business model is the right one, and stronger and more stable than ever,” said Curt Morgan, Vistra’s president and chief executive officer. “Vistra’s strong financial results are the direct result of the work of our No. 1 asset – our people – and our advantaged asset and business positions. We are committed to the health and safety of our employees and that includes an obligation to ensure an equitable workplace so that all team members can achieve their career aspirations. Vistra is prudently investing time and money in its people, its customers, its facilities, and its communities, so that whether faced with a pandemic, a natural disaster, or inequality and social injustice, Vistra will be a sustainable company providing reliable, essential electricity and needed assistance to the communities and customers we serve, while delivering attractive returns to our investors.”

(1)

Excludes results from the Asset Closure segment. Net Income from Ongoing Operations and Ongoing Operations Adjusted EBITDA are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details. Total by segment may not tie due to rounding.

(2)

2019 results for four MISO assets retired in late 2019 were recast from the MISO segment to the Asset Closure segment, resulting in an increase of $10 million and $19 million to our Q2 2019 and first half 2019 MISO segment results, respectively.

(3)	Includes ERCOT, PJM, NY/NE, MISO, and CAISO/Corp.

Guidance

($ in millions)	2020
Ongoing Operations Adjusted EBITDA[1]	$3,285 – 3,585
Ongoing Operations Adjusted FCFbG[1,2]	$2,160 – 2,460

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

(2)

Vistra has not updated its 2020 Ongoing Operations Adjusted FCFbG guidance to reflect the early receipt of $93 million of AMT refunds in 2019 that were forecast to be received in 2020. In accordance with the CARES Act, Vistra will accelerate its claim of approximately $64 million of AMT refunds on its 2020 tax return. We expect we will receive the $64 million refund in the second half of 2020.

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Vistra is reaffirming its 2020 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $3,285 to $3,585 million and $2,160 to $2,460 million, respectively, while currently tracking above both guidance midpoints.

Capital Allocation

Vistra took further steps during the second quarter and continuing into July 2020 to reduce its debt obligations as it approaches its long-term leverage target of 2.5x net debt to EBITDA. Specifically, Vistra redeemed approximately $666 million of debt, consisting of $500 million aggregate principal amount of Vistra 5.875% senior unsecured notes due 2023 and approximately $166 million aggregate principal amount of Vistra’s 8.125% senior unsecured notes due 2026. Vistra continues to prioritize debt reduction in 2020 and, as a result, has not repurchased additional shares under its authorized share repurchase program since November 2019. Net shares outstanding are approximately 488.8 million as of July 31, 2020. Vistra plans to announce its long-term capital allocation plan during a virtual investor event on Sept. 29, 2020.

Liquidity

As of June 30, 2020, Vistra had total available liquidity of approximately $1,669 million, including cash and cash equivalents of $382 million and $1,287 million of availability under its revolving credit facility.

Earnings Webcast

Vistra will host a webcast today, Aug. 5, 2020, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering at http://www.directeventreg.com/registration/event/1047478 prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income from Ongoing Operations” (net income less net income from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

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Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the Company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Molly Sorg

214-812-0046

Investor@vistracorp.com

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 275 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 5 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is the largest competitive residential electricity provider in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, the company is a large purchaser of wind power. The company is currently constructing a 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, which will be the largest of its kind in the world when it comes online. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about Vistra’s environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable

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words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon the contemplated strategic and performance initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2019 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating revenues	$2,509	$2,832	$5,367	$5,755
Fuel, purchased power costs and delivery fees	(1,029)	(1,139)	(2,362)	(2,600)
Operating costs	(412)	(370)	(792)	(755)
Depreciation and amortization	(455)	(384)	(875)	(790)
Selling, general and administrative expenses	(236)	(210)	(488)	(392)
Impairment of long-lived assets	—	—	(84)	—

Operating income	377	729	766	1,218
Other income	5	13	12	39
Other deductions	(4)	(2)	(35)	(5)
Interest expense and related charges	(141)	(274)	(440)	(495)
Impacts of Tax Receivable Agreement	(6)	33	(14)	36
Equity in earnings of unconsolidated investment	1	3	4	10

Income before income taxes	232	502	293	803
Income tax expense	(68)	(148)	(84)	(225)

Net income	$164	$354	$209	$578
Net loss attributable to noncontrolling interest	2	2	13	3

Net income attributable to Vistra	$166	$356	$222	$581

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VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2020	2019
Cash flows — operating activities:
Net income	$209	$578
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,022	886
Deferred income tax expense, net	73	217
Impairment of long-lived assets	84	—
Loss on disposal of investment in NELP	29	—
Unrealized net gain from mark-to-market valuations of commodities	(123)	(703)
Unrealized net loss from mark-to-market valuations of interest rate swaps	192	199
Asset retirement obligation accretion expense	23	27
Impacts of Tax Receivable Agreement	14	(36)
Stock-based compensation	30	24
Other, net	55	73
Changes in operating assets and liabilities:
Margin deposits, net	58	112
Accrued interest	(6)	6
Accrued taxes	(59)	(67)
Accrued employee incentive	(70)	(72)
Other operating assets and liabilities	(222)	(362)

Cash provided by operating activities	1,309	882

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(588)	(303)
Proceeds from sales of nuclear decommissioning trust fund securities	224	292
Investments in nuclear decommissioning trust fund securities	(234)	(302)
Proceeds from sale of environmental allowances	88	31
Purchases of environmental allowances	(173)	(138)
Other, net	30	21

Cash used in investing activities	(653)	(399)

Cash flows — financing activities:
Issuances of long-term debt	—	4,600
Repayments/repurchases of debt	(756)	(4,137)
Net borrowings under accounts receivable securitization program	—	91
Borrowings under Revolving Credit Facility	925	—
Repayments under Revolving Credit Facility	(725)	—
Stock repurchase	—	(457)
Dividends paid to stockholders	(132)	(120)
Debt tender offer and other financing fees	(10)	(146)
Other, net	—	(1)

Cash provided by (used in) financing activities	(698)	(170)

Net change in cash, cash equivalents and restricted cash	(42)	313
Cash, cash equivalents and restricted cash — beginning balance	475	693

Cash, cash equivalents and restricted cash — ending balance	$433	$1,006

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2020

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Consolidated
Net income (loss)	$229	$299	$(66)	$(18)	$(32)	$(234)	$178	$(14)	$164
Income tax expense	—	—	—	—	—	68	68	—	68
Interest expense and related charges (a)	3	(2)	1	—	1	138	141	—	141
Depreciation and amortization (b)	82	147	165	48	9	21	472	—	472

EBITDA before Adjustments	314	444	100	30	(22)	(7)	859	(14)	845
Unrealized net (gain) loss resulting from hedging transactions	81	(190)	67	33	14	(3)	2	—	2
Fresh start/purchase accounting impacts	5	(2)	12	7	8	—	30	—	30
Impacts of Tax Receivable Agreement	—	—	—	—	—	6	6	—	6
Non-cash compensation expenses	—	—	—	—	—	17	17	—	17
Transition and merger expenses	1	(4)	—	—	—	3	—	—	—
Loss on disposal of investment in NELP	—	—	1	—	—	—	1	—	1
COVID-19-related expenses (c)	—	9	2	—	1	—	12	—	12
Other, net	—	3	1	2	2	(6)	2	1	3

Adjusted EBITDA	$401	$260	$183	$72	$3	$10	$929	$(13)	$916

(a)	Includes $18 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $17 million in the ERCOT segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2020

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Consolidated
Net income (loss)	$323	$557	$53	$(3)	$(111)	$(579)	$240	$(31)	$209
Income tax expense	—	—	—	—	—	84	84	—	84
Interest expense and related charges (a)	6	(4)	3	1	1	433	440	—	440
Depreciation and amortization (b)	162	290	303	97	20	40	912	—	912

EBITDA before Adjustments	491	843	359	95	(90)	(22)	1,676	(31)	1,645
Unrealized net (gain) loss resulting from hedging transactions	202	(371)	1	12	24	9	(123)	—	(123)
Fresh start/purchase accounting impacts	8	(5)	14	7	10	—	34	—	34
Impacts of Tax Receivable Agreement	—	—	—	—	—	14	14	—	14
Non-cash compensation expenses	—	—	—	—	—	30	30	—	30
Transition and merger expenses	6	(2)	7	—	—	8	19	—	19
Impairment of long-lived assets	—	—	—	—	84	—	84	—	84
Loss on disposal of investment in NELP	—	—	14	15	—	—	29	—	29
COVID-19-related expenses (c)	—	9	2	1	1	1	14	—	14
Other, net	5	3	4	2	2	(14)	2	1	3

Adjusted EBITDA	$712	$477	$401	$132	$31	$26	$1,779	$(30)	$1,749

(a)	Includes $192 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $37 million in the ERCOT segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 20191

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Consolidated
Net income (loss)	$(585)	$1,056	$183	$79	$46	$(399)	$380	$(26)	$354
Income tax expense	—	—	—	—	—	148	148	—	148
Interest expense and related charges (a)	4	(3)	3	1	2	267	274	—	274
Depreciation and amortization (b)	59	143	134	39	3	21	399	—	399

EBITDA before Adjustments	(522)	1,196	320	119	51	37	1,201	(26)	1,175
Unrealized net (gain) loss resulting from hedging transactions	797	(1,047)	(163)	(32)	(65)	(7)	(517)	—	(517)
Fresh start / purchase accounting impacts	15	(1)	2	1	3	(1)	19	1	20
Impacts of Tax Receivable Agreement	—	—	—	—	—	(33)	(33)	—	(33)
Non-cash compensation expenses	—	—	—	—	—	11	11	—	11
Transition and merger expenses	—	5	1	1	17	3	27	—	27
Other, net	3	3	7	2	5	(11)	9	—	9

Adjusted EBITDA	$293	$156	$167	$91	$11	$(1)	$717	$(25)	$692

[1]	2Q19 results for four MISO assets retired in late 2019 were recast from the MISO segment to the Asset Closure segment, resulting in an increase of $10 million to our 2Q19 MISO segment results.
(a)	Includes $119 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $15 million in the ERCOT segment.

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 20191

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Consolidated
Net income (loss)	$(571)	$1,356	$346	$100	$67	$(670)	$628	$(50)	$578
Income tax expense	—	—	—	—	—	225	225	—	225
Interest expense and related charges (a)	8	(5)	5	1	3	483	495	—	495
Depreciation and amortization (b)	118	293	265	104	7	37	824	—	824

EBITDA before Adjustments	(445)	1,644	616	205	77	75	2,172	(50)	2,122
Unrealized net (gain) loss resulting from hedging transactions	961	(1,298)	(255)	(38)	(50)	(23)	(703)	—	(703)
Fresh start / purchase accounting impacts	29	—	(5)	3	6	(2)	31	2	33
Impacts of Tax Receivable Agreement	—	—	—	—	—	(36)	(36)	—	(36)
Non-cash compensation expenses	—	—	—	—	—	24	24	—	24
Transition and merger expenses	—	6	3	2	24	9	44	—	44
Other, net	5	8	9	5	10	(28)	9	1	10

Adjusted EBITDA	$550	$360	$368	$177	$67	$19	$1,541	$(47)	$1,494

[1]	YTD 2019 results for four MISO assets retired in late 2019 were recast from the MISO segment to the Asset Closure segment, resulting in an increase of $19 million to our YTD 2019 MISO segment results.
(a)	Includes $199 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $34 million in the ERCOT segment.

Vistra - Press Release

Aug. 5, 2020, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2020 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	$849	$1,081	$(95)	$(75)	$754	$1,006
Income tax expense	252	320	—	—	252	320
Interest expense and related charges (a)	463	463	—	—	463	463
Depreciation and amortization (b)	1,600	1,600	—	—	1,600	1,600

EBITDA before Adjustments	$3,164	$3,464	$(95)	$(75)	$3,069	$3,389
Unrealized net (gain)/loss resulting from hedging transactions	(29)	(29)	—	—	(29)	(29)
Impacts of Tax Receivable Agreement	69	69	—	—	69	69
Non-cash compensation expenses	44	44	—	—	44	44
Transition and merger expenses	35	35	—	—	35	35
Other, net	2	2	—	—	2	2

Adjusted EBITDA guidance	$3,285	$3,585	$(95)	$(75)	$3,190	$3,510
Interest paid, net	(543)	(543)	—	—	(543)	(543)
Tax (paid)/received (c)	153	153	—	—	153	153
Tax receivable agreement payments	(3)	(3)	—	—	(3)	(3)
Working capital and margin deposits	2	2	—	—	2	2
Reclamation and remediation	(60)	(60)	(126)	(126)	(186)	(186)
Other changes in other operating assets and liabilities	(80)	(80)	31	31	(49)	(49)

Cash provided by operating activities	$2,754	$3,054	$(190)	$(170)	$2,564	$2,884
Capital expenditures including nuclear fuel purchases and LTSA Prepayments	(613)	(613)	—	—	(613)	(613)
Solar and Moss Landing development and other growth expenditures	(315)	(315)	—	—	(315)	(315)
(Purchase)/sale of environmental credits and allowances	(39)	(39)	—	—	(39)	(39)
Other net investing activities	(20)	(20)	—	—	(20)	(20)

Free cash flow	$1,767	$2,067	$(190)	$(170)	$1,577	$1,897
Working capital and margin deposits	(2)	(2)	—	—	(2)	(2)
Moss Landing development and other growth expenditures	315	315	—	—	315	315
Purchase/(sale) of environmental credits and allowances	39	39	—	—	39	39
Transition and merger expenses	38	38	—	—	38	38
Transition capital expenditures	3	3	—	—	3	3

Adjusted free cash flow before growth guidance	$2,160	$2,460	$(190)	$(170)	$1,970	$2,290

[1]	Regulation G Table for 2020 Guidance prepared as of November 5, 2019.
(a)	Includes unrealized gain on interest rate swaps of $21 million.
(b)	Includes nuclear fuel amortization of $74 million.
(c)	Includes state tax payments.